Exhibit 10.1

[***] = Certain marked information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

OMNIBUS WAIVER AND AMENDMENT TO
LOAN AND SECURITY AGREEMENT AND LOAN PROGRAM AGREEMENTS

This OMNIBUS WAIVER AND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LOAN PROGRAM AGREEMENTS (this “Amendment”) made as of September 12, 2023 (the “Amendment Effective Date”) by and between CROSS RIVER BANK, an FDIC-insured New Jersey state-chartered bank (“Bank”), and SUNLIGHT FINANCIAL LLC, a Delaware limited liability company (“Sunlight”) and SL Financial Holdings, Inc. (“Holdings”), amends the terms of (a) that certain Loan and Security Agreement, dated as of April 25, 2023, by and between Bank, Sunlight, and Holdings (the “Existing Loan Agreement” and as amended by this Amendment, the “Amended Loan Agreement”), (b) that certain Second Amended and Restated Loan Program Agreement, dated as of April 25, 2023, by and between Bank, Sunlight, and Holdings (the “Existing Solar Program Agreement”, and as amended by this Amendment, the “Solar Program Agreement”), and (c) that certain Amended and Restated Home Improvement Loan Program Agreement, dated as of April 25, 2023, by and between Bank, Sunlight and Holdings (the “Existing HI Program Agreement”, and as amended by this Amendment, the “HI Program Agreement”; the Existing HI Program Agreement, together with the Existing Solar Program Agreement and the Existing Loan Agreement, the “Existing Agreements” and each an “Existing Agreement”; the Amended Loan Agreement, together with the HI Program Agreement and the Solar Program Agreement, the “Agreements” and each an “Agreement”). Sunlight, Holdings, and Bank are collectively referred to herein as the “Parties”. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Existing Agreements.

RECITALS

WHEREAS, the Existing Agreements allow the Parties to mutually agree in writing to modify the Existing Agreements;
NOW, THEREFORE, in consideration of the foregoing premises and the following terms, and for other good and valuable consideration, the Parties, intending to be legally bound, further agree as follows:
    1.    WAIVERS OF THE EXISTING AGREEMENTS
1.1.    Bank hereby waives any requirements that payment be made in cash in respect of any unpaid Monthly Fees that are due and payable under Section 5.4(e) of the Existing Solar Program Agreement and Section 5.5(d) of the Existing HI Program Agreement as of the Amendment Effective Date in the amount of $[***], and those that will become due and payable on or prior to the Waiver Expiration Date (as defined below) (as set forth in a rollover schedule acceptable to Bank in its sole discretion) and agrees, for all purposes of the Agreements, that the payment obligations in respect of such Monthly Fees shall be converted into, and treated as, additional principal amount of Tranche 1 Term Loans incurred as of the due date of such Monthly Fees and such payment obligations shall be satisfied thereby; provided, however, that (x) notwithstanding anything to the contrary herein, such principal amount of Tranche 1 Term Loans shall be disregarded for purposes of calculating utilization of the Tranche 1 Commitments (including, for the avoidance of doubt, for purposes of Section 2.2(i) of the Amended Loan Agreement) and (y) except as contemplated by this Section 1.1, no other advances or borrowings of Tranche 1 Terms Loans shall be permitted or made following the Amendment Effective Date.

For the purposes hereof, the “Waiver Expiration Date” means the earliest of (i) October 31, 2023, (ii) any date on or after which Sunlight has breached any term of this Amendment or any Event of Default occurs under any of the Agreements (after giving effect to any waivers pursuant hereto) and Bank in its sole discretion determines to terminate the waivers under this Amendment, and (iii) the date on which Bank delivers to Borrower written notice that Borrower is not in compliance with Section 5.18(e) of the Amended Loan Agreement in respect of a Variance Testing Period, provided that if Bank fails to deliver such notice by 9:00 a.m. New York City time on the next Business Day immediately after the last day of such Variance Testing Period, the failure to deliver such notice shall be deemed a waiver of Borrower’s compliance with Section 5.18(e) of the Amended Loan Agreement in respect of such Variance Testing Period.

    1.2.    Bank hereby waives any requirements that payment be made in respect of any repurchase obligations that are due and payable under Section 5.6(c)(A) of the Existing Solar Program Agreement and Section 5.6(d)(A) of the Existing HI Program Agreement in respect of Loans (as defined in the Existing Solar Program Agreement or the Existing HI Program Agreement, as applicable) as of the Amendment Effective Date of $[***], and accrued as of or after the Amendment Effective Date and on or prior to the Waiver Expiration Date (as set forth in a rollover schedule acceptable to Bank in its sole discretion), and agrees, for all purposes of the Agreements, such amounts shall be converted into, and treated as, additional principal amount of Tranche 2 Term Loans and such repurchase obligations shall be satisfied thereby; provided, however, that (x) notwithstanding anything to the contrary herein, such principal amount of Tranche 2 Term Loans shall be disregarded for purposes of calculating utilization of the Tranche 2 Commitments (including, for the avoidance of doubt, for purposes of Section 2.2(i) of the Amended Loan Agreement) and (y) except as contemplated by this Section 1.2 or as set forth in a rollover schedule acceptable to Bank in its sole discretion, no other advances or borrowings of Tranche 2 Term Loans shall be permitted or made following the Amendment Effective Date.

    1.3.    Bank hereby waives, from the Amendment Effective Date until the Waiver Expiration Date, Sunlight’s obligation under Section 5.6(c)(B) of the Existing Solar Program Agreement to repurchase Loans (as defined in the Existing Solar Program Agreement) in excess of $[***] that have remained on Bank’s balance sheet for more than the Maximum Hold Period and Sunlight’s obligation under Section 5.6(d)(B) of the Existing HI Program Agreement to repurchase Loans (as defined in the Existing HI Program Agreement) in excess of $[***] that have remained on Bank’s balance sheet for more than the Maximum Hold Period.

    1.4.    Bank hereby waives, from the Amendment Effective Date until the Waiver Expiration Date, any consequence that has arisen, is arising, or arises under Sections 8.1(a), 9.3(a)(vii), 9.3(a)(x), and 9.3(b) of the Existing Solar Program Agreement, in each case, as a result of any breach by Sunlight of, or any default by Sunlight under Sections 5.4(e), 5.6(c)(A), and 5.6(c)(B) of the Existing Solar Program Agreement that has occurred, is occurring, or occurs, in each case, on or prior to the Waiver Expiration Date.

    1.5.    Bank hereby waives, from the Amendment Effective Date until the Waiver Expiration Date, any consequence that has arisen, is arising, or arises under Sections 3.3(e), 3.3(f), 8.1(a), 9.3(a)(vii), 9.3(a)(x), and 9.3(b) of the Existing HI Program

Agreement, in each case, as a result of any breach by Sunlight of, or any default by Sunlight under Sections 5.5(d), 5.6(d)(A), and 5.6(d)(B) of the Existing HI Program Agreement that has occurred, is occurring, or occurs, in each case, on or prior to the Waiver Expiration Date.

    1.6.    (a) From the Amendment Effective Date until the Waiver Expiration Date, Sunlight shall not sell any Loans (as defined in the Existing Solar Program Agreement or the Existing HI Program Agreement, as applicable) for an amount less than the Purchase Price (as such term is defined in the applicable Loan Sale Agreement) that are the subject of any future proposed sale pursuant to Section 5.6 of the Existing Solar Program Agreement and Section 5.6 of the Existing HI Program Agreement, other than pursuant to Section 5.6(c) of the Existing Solar Program Agreement and Section 5.6(d) of the Existing HI Program Agreement, (a “Specified Loan Sale”) without (i) providing Bank three (3) Business Days’ prior notice of such sale and (ii) Bank’s written consent, which Bank may withhold in its sole discretion; provided that if Sunlight seeks to sell any Loans (as defined in the Existing Solar Program Agreement or the Existing HI Program Agreement, as applicable) for an amount greater than or equal to the Purchase Price (as such term is defined in the applicable Loan Sale Agreement), Sunlight shall provide Bank notice of any bid or offer to purchase such Loans (as defined in the Existing Solar Program Agreement or the Existing HI Program Agreement, as applicable) promptly (and in any event within twenty-four (24) hours of receiving such bid or offer to purchase) and Bank shall have the right to submit a competing bid for such Loans (as defined in the Existing Solar Program Agreement or the Existing HI Program Agreement, as applicable) within two (2) Business Days of receiving such notice of bid or offer to purchase from Sunlight.

    (b) If Bank withholds consent to any Specified Loan Sale as described in clause (a) of this Section 1.6, Bank shall inform Sunlight of such withholding of consent by providing written notice which shall have the effect, so long as such Specified Loan Sale is the subject of a bona fide bid and such bona fide bid is greater than the next highest bid, of as of the date of such notice, concurrently (i) permanently terminating accrual, of any Monthly Fees that would accrue pursuant to Section 5.4(e) of the Existing Solar Program Agreement and Section 5.5(d) of the Existing HI Program Agreement that are attributable to such Loans (as defined in the Existing Solar Program Agreement or the Existing HI Program Agreement, as applicable), (ii) such Loans (as defined in the Existing Solar Program Agreement or the Existing HI Program Agreement, as applicable) being treated as Retained Loans (as defined in the Existing Solar Program Agreement or the Existing HI Program Agreement, as applicable) pursuant to Section 2.5 of the Existing Solar Program Agreement and Section 2.5 of Existing HI Program Agreement for all purposes under the Existing Solar Program Agreement or the Existing HI Program Agreement, as applicable, provided that any such Loans that become Retained Loans pursuant to this Section 1.6 shall not be subject to the limitations, and shall be excluded from any calculations, specified in Section 2.5(c) of the Existing Solar Program Agreement and Section 2.5(c) of the Existing HI Program Agreement, and (iii) such Loans shall not be considered “Total Loans” for purposes of the Existing Solar Program Agreement and the Existing HI Program Agreement.

    2.    AMENDMENTS TO THE EXISTING AGREEMENTS

    2.1.    Section 1.6(b)(iii) of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

        [Reserved].

    2.2    Section 2.2(i) of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

        after giving effect to such Credit Extension the aggregate outstanding principal amount of Tranche 1 Term Loans and Tranche 2 Term Loans (including any capitalized interest) plus the outstanding amount of accrued and unpaid interest, fees, Upfront Fees and Unused Fees will not exceed $100,000,000.00 or such greater amount as Bank may determine in its sole discretion;

    2.3.    The Existing Loan Agreement is hereby amended to add the following new Sections 5.17 and 5.18 in numerical order following Section 5.16 thereof:

5.17    First Amendment Covenants. From and after the Waiver Effective Date, the Loan Parties shall, subject to Borrower’s confidentiality obligations, as applicable:

(a) Master Servicer. (i) Use commercially reasonable efforts to cooperate with Bank and Launch to migrate all cash management systems and services with respect to the Solar Program Agreement and HI Program Agreement from Launch to Bank as soon as practicable, provided that if Bank receives cash directly from Launch in connection with the foregoing, Bank will use commercially reasonable efforts to return any amounts thereof attributable to interest and original issue discount to Borrower on a weekly basis until the Waiver Expiration Date and (ii) refrain from maintaining any such cash management systems or services with any other bank or financial institution or taking any other action inconsistent with the foregoing subclause (i).

(b) Strategic Alternatives. (i) Provide Bank with weekly written updates regarding discussions, indications of interests, bids, term sheets, parties approached, processes, and other information related to any prospective or contemplated sale, merger, or other strategic alternative transaction involving Borrower or Holdings, and, solely for informational purposes, provide copies to Bank of any indications of interest, term sheets or other bid documents within three (3) Business Days of any Loan Party’s receipt of the same (or such longer period as Bank may agree in its sole discretion) and (ii) request Bank’s cooperation in respect of any prospective or contemplated sale, merger, or other strategic alternative transaction as soon the need for Bank’s involvement in such sale, merger, or other strategic alternative transaction becomes reasonably necessary.

(c) Ongoing Updates. Provide Bank with weekly (or more frequently if reasonably requested by Bank) written (i) updates regarding any contingency, financing, and liquidity management and planning processes and (ii) Cash Flow Forecast and Variance Report.

(d) Advisor Fees. Pay fees and expenses of Bank’s bankers, attorneys, accountants and other professional advisors within five (5) Business Days after the end of each month for services rendered in connection with this Agreement, including in respect of any sale, merger, or other strategic alternative transaction, provided that any agreed success or completion fees shall be paid only upon consummation of such sale, merger, or other strategic alternative transaction.

5.18     Budget and Variance Reporting.

(a)    On Thursday, September 14, 2023, deliver a Cash Flow Forecast to Bank for the week ending September 15, 2023, which shall incorporate the Borrower’s actual cash flows through September 8, 2023;

(b)    On Friday, September 22, 2023, on or before 12:00 p.m., New York City time, and each Friday thereafter, deliver to Bank (or its advisors or other designated representatives) a Variance Report for the Variance Testing Period ended on the previous Friday;

(c)    Borrower shall deliver to Bank (or its advisors or other designated representatives) a Cash Flow Forecast in form and substance reasonably satisfactory to Bank on or before 12:00 p.m., New York City time, on each Friday after the Waiver Effective Date (commencing Friday, September 15, 2023); and

(d)    The Cash Flow Forecast shall become the Approved Budget upon approval in writing by Bank in its reasonable discretion; provided that, if the Bank objects to any Cash Flow Forecast, the prior Approved Budget shall remain in place and in full effect until a new Cash Flow Forecast is not objected to by Bank and becomes the Approved Budget.

(e)    On the last day of each Variance Testing Period and tested as of the previous Friday for each Variance Report delivered to Bank, the Borrower shall maintain “Covenant Cash” (as defined in the Approved Budget) of not less than 75% of the forecasted “Covenant Cash” amount as of August 25, 2023, as reported by Borrower to Bank on August 12, 2023.

    2.4.    Section 5.8(a) of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

(a)    (i) Use best efforts to maintain cash balances, in an aggregate amount equal to 90% of the Borrower’s cash on a consolidated basis, and in any event maintain cash balances in an aggregate amount equal to 85% of the Borrower’s cash on a consolidated basis, by no later than the Waiver Effective Date and (ii) at all times thereafter, and in any event, no later than the date on which the [***] Vendor Integrations have been completed, maintain cash balances in an aggregate amount equal to 100% of the Borrower’s cash on a consolidated basis, in the Borrower’s and any of its Subsidiaries’ operating accounts, depository accounts and excess cash with Bank or Bank’s Affiliates, provided that notwithstanding the foregoing, Sunlight may maintain cash balances with entities other than Bank in an amount not to exceed $[***] in aggregate.
2.5.    Section 7.3(a) of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

    (a) (i) Any Loan Party fails or neglects to perform any obligation in Sections 5.1, 5.2(a), 5.3(a)-(h), 5.3(l), 5.3(n), 5.4(d) (as it relates to Borrower’s making of payments), 5.5, 5.7, 5.8, 5.9, 5.10, 5.13, 5.15, 5.16, 5.17 or 5.18 or violates any covenant in Section 6 or (ii) any of the entities described in Section 6.14 violates the covenant set forth in Section 6.14; or

2.6.    Section 8.1(a) of the Existing Loan Agreement is hereby amended by replacing the existing reference to “Section 7.5” with “Section 7.6”.

2.7.    Section 12.2 of the Existing Loan Agreement is hereby amended to add the following new definitions in alphabetical order as follows:

“Approved Budget” means (i) the Initial Budget or (ii) the then most current Cash Flow Forecast prepared by the Loan Parties, as approved by Bank in its sole discretion.

“Cash Flow Forecast” means a 13-week cash flow forecast of the Loan Parties, on a consolidated basis, for the then applicable period, as approved by Bank in its sole discretion, which shall include, among other things, anticipated cash collections and receipts and anticipated disbursements for each calendar week covered thereby.

“Initial Budget” means a cash flow forecast of receipts and disbursements containing usual and customary line items and reporting requirements, weekly outstanding principal balance of the Loans, projected liquidity of the Loan Parties, on a consolidated basis, and projected permitted intercompany loans or cash advances or transfers from Sunlight to its Affiliates for the 13-week period commencing on August 12, 2023, in form and substance reasonably acceptable to Bank in its sole discretion.

“[***] Vendor Integrations” means successful electronic processing of vendor and installer payments using [***] cash management system, as determined by Sunlight in its reasonable discretion.

“Launch” means Turnstile Capital Management, LLC, the servicer of solar and home improvement loans under the Solar Program Agreement and the HI Program Agreement.

“Variance Report” means a weekly variance report prepared by a Responsible Officer of the Loan Parties, comparing for each applicable Variance Testing Period the aggregate actual disbursements against the Approved Budget, in form and detail reasonably satisfactory to Bank.

“Variance Testing Period” means (i) initially, the period commencing Saturday, September 9, 2023 and ending Friday, September 15, 2023, (ii) then, each subsequent seven-day period commencing on (and including) the first Saturday following the immediately preceding period and ending on the first Friday following such immediately preceding period, through the period ending Friday, October 27, 2023.

“Waiver Agreement” means that certain Omnibus Waiver and Amendment Agreement, dated September 12, 2023, by and among Bank, Sunlight, and Holdings, which temporarily waives certain provisions under this Agreement and otherwise modifies and amends this Agreement as set forth therein.

“Waiver Effective Date” has the meaning set forth in the Waiver Agreement.

2.8.    Section 12.2 of the Existing Loan Agreement is hereby amended to amend and restate the following definitions in their entirety as follows:

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the IP Agreement, Control Agreements, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or Guarantor, landlord waivers and consents, bailee waivers and consents, the Waiver Agreement, the Approved Budget, all Variance Reports, and any other present or future agreement by Borrower and/or Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified in accordance with the terms thereof.

“Tranche 1 Commitments” means the Bank’s commitments to make Tranche 1 Term Loans hereunder, in an initial aggregate amount of $43,038,560.23.
“Tranche 2 Commitments” means the Bank’s commitments to make Tranche 2 Term Loan hereunder, in an initial aggregate amount of $50,396,703.95.
    3.    EFFECTIVENESS OF THIS AMENDMENT

    3.1.    Unless otherwise defined or modified in this Amendment, all capitalized words or terms used in this Amendment shall have the definitions ascribed to such words or terms in the applicable Existing Agreement. From and after the effectiveness of this Amendment, references in each Existing Agreement to “the Agreement” or words of similar effect, shall refer to such Existing Agreement as amended by this Amendment.

    3.2.    Except as expressly amended and modified by this Amendment, all terms and conditions set forth in each Existing Agreement shall remain unmodified, binding, and in full force and effect. This Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Amended Loan Agreement, nor constitute a waiver of any provision of the Amended Loan Agreement and Bank requires strict compliance with all of the terms and conditions of the Amended Loan Agreement and each of the other Loan Documents in the future. It is expressly stated that the parties are not entering into a mutual disregard of the terms and provisions of the Amended Loan Agreement or any other Loan Document. This Amendment as applied to each Existing Agreement collectively set forth the entire agreement and understanding of the Parties regarding the particular subject matter of this Amendment, and merges and supersedes all prior or contemporaneous agreements, discussions and correspondence pertaining to the subject matter of this Amendment. This Amendment may be executed in counterpart copies, each of which, and together, shall be effective as original, binding instruments. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. Except as set forth expressly herein, all terms of the Amended Loan Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Sunlight and Holdings to Bank.

3.3.     This Amendment shall constitute a Loan Document for all purposes of the Amended Loan Agreement.

    3.4.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York, including general obligations law Section 5-1401, but otherwise without regard to the conflict of laws principles thereof.
4.    CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT
4.1    Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of Bank hereunder, it is understood and agreed that this Amendment shall become effective, and Sunlight and Holdings shall have rights under this Amendment, upon the satisfaction of the following conditions (the “Waiver Effective Date”):

(a)receipt by Bank of each of the following:
(i)fully executed counterparts of this Amendment from Sunlight and Holdings;
(ii)the Operating Documents of each Loan Party and long-form good standing certificates of each of Sunlight and Holdings certified by the Secretary of State of the State (or equivalent agency) of such Loan Party’s jurisdiction of organization, in each case as of a date no earlier than thirty (30) days prior to the Waiver Effective Date;
(iii)certificate duly executed by a Responsible Officer or secretary of each of Sunlight and Holdings attaching (A) its Operating Documents (or certifying such Operating Documents have not changed since April 25, 2023), (B) customary authorizing resolutions, (C) incumbency signatures, and (D) each good standing certificate described in clause (a)(ii) above; and
(iv)payment of (A) all outstanding out of pocket professional fees and expenses incurred by Bank under the Existing HI Program Agreement and Existing Solar Program Agreement prior to the Waiver Effective Date and (B) CRB Fees (as defined in the Existing Loan Agreement).

(a)immediately after giving effect to the waivers and amendments hereunder, as of the Waiver Effective Date, no Default or Event of Default has occurred and is continuing;
(b)immediately after giving effect to the waivers and amendments hereunder, as of the Waiver Effective Date, the representations and warranties set forth hereunder shall be true and correct in all material respects; and
(d)    85% of the Borrower’s cash on a consolidated basis and excess cash has been moved and is being maintained in the Borrower’s and any of its Subsidiaries’ operating accounts, depository accounts with Bank or Bank’s Affiliates.

5.    REPRESENTATIONS AND WARRANTIES
    5.1    To induce Bank to enter into this Amendment, each of Sunlight and Holdings represents and warrants to Bank that:
(a)The execution, delivery and performance by each of Sunlight and Holdings of this Amendment has been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action on the part of Sunlight and Holdings.
(b)This Amendment has been duly executed and delivered by each of Sunlight and Holdings and is the legally valid and binding obligation of Sunlight and Holdings, enforceable against Sunlight and Holdings in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
(c)The execution, delivery and performance by each of Sunlight and Holdings of this Amendment does not and will not (i) violate any applicable law, including any order of any Governmental Authority, (ii) violate the Organizational Documents of Holdings, the Borrower or any Restricted Subsidiary, (iii) violate or result (alone or with notice or lapse of time, or both) in a default under any Contractual Obligation of Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, any termination, cancelation or acceleration or right of renegotiation of any obligation thereunder, or (iv) result in or require the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except, in each case referred to in clauses (i) and (iii), where such violation, default or payment, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(d)Immediately after giving effect to the waivers and amendments hereunder, the representations and warranties of each of Sunlight and Holdings set forth in the Loan Documents, the Solar Program Agreement and the HI Program Agreement are true and correct (i) in the case of the representations and warranties qualified as to materiality in the text thereof, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the Waiver Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty are so true and correct on and as of such prior date.
6.    RELEASE
    6.1.    In consideration of Bank’s agreement to provide the waivers and amendments set forth in Section 1 and Section 2 above, each of Sunlight and Holdings, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases, and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages, and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor on or prior to the Amendment Effective Date may have, of whatsoever nature and kind, whether known or unknown, whether absolute or contingent, foreseen or unforeseen, whether arising at law or in equity (collectively, the “Claims”), against any or all of Bank and its Affiliates and their respective partners that are natural persons, members that are natural persons, officers, directors, employees, trustees, advisors, agents, attorneys, consultants and controlling Persons (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, that relate to, arise out of, or otherwise are in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and/or enforcement of this Amendment, in each case related to Claims otherwise arising on or prior to the Amendment Effective Date.
6.2.    Effective upon the Waiver Effective Date, each of Sunlight and Holdings hereby agrees that, without any further act, Bank, together with its officers, directors, employees, counsel, agents, and attorneys in fact, is fully and forever released and discharged from any and all claims for damages or losses to Sunlight or Holdings (whether these damages or losses are known or unknown, foreseen or unforeseen, or patent or latent) including, without limitation, tort claims, demands, actions and causes of action of any nature, whatsoever arising under or relating to the Loan Documents or any of the transactions related thereto, prior to the Amendment Effective Date.

7.    ACKNOWLEDGEMENTS AND CONFIRMATION OF INDEBTEDNESS

7.1.     The Loan Parties do hereby confirm and acknowledge that as of August 11, 2023, with respect to the Tranche 1 Term Loans, (a) the principal balance outstanding is $[***], and (b) the accrued and unpaid interest is $[***].

7.2.    The Loan Parties do hereby confirm and acknowledge that as of August 11, 2023, with respect to the Tranche 2 Term Loans, (a) the principal balance outstanding is $[***], and (b) the accrued and unpaid interest is $[***].

7.3.    The Loan Parties do hereby acknowledge and agree that all sums described in this Section 7 are validly and duly owing to Bank.

7.4. All liens, security interests, assignments, guaranties, sureties, rights and remedies in the Loan Documents are hereby renewed, confirmed and continued, and shall also secure and be guaranties and sureties for the performance by Loan Parties of their respective obligations under the Agreements.

7.5.    The Loan Parties do hereby acknowledge and agree that none of them has any defense, set off, counterclaim or challenge against the payment of any sums owing under the Loan Documents, or the enforcement of any of the terms or conditions thereof.

7.6.    Each of the Loan Parties does hereby acknowledge and agree that none of the Loan Parties is under common control with Bank and that Bank has not and does not exercise a controlling influence over the management or policies of any of the Loan Parties.

8.    NO COURSE OF DEALING.

8.1.    Each of Sunlight and Holdings do hereby acknowledge and agree that effective as of the Amendment Effective Date any waiver or implied waiver by Agent of any obligation or covenant of Loan Parties, or any of them, under the Loan Documents is expressly terminated and rescinded (except as expressly provided herein to the contrary) and that each of Sunlight and Holdings are obligated to, and are expected by Bank to, strictly perform and comply with all of such obligations and covenants as provided in the Loan Documents.

8.2.    Nothing contained herein shall be deemed to obligate Bank to enter into any other waiver or amendment agreements or to waive any Events of Default,

9.    FEES AND EXPENSES. Sunlight shall pay, in accordance with Section 1.4 of the Amended Loan Agreement, all reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and other charges of counsel) incurred by Bank in connection with the preparation, negotiation, execution, and delivery of this Amendment and the other certificates and documentation executed and delivered in connection herewith.

10.    ADVICE OF COUNSEL. Sunlight and Holdings acknowledge that each has consulted with independent legal counsel concerning this Amendment and have knowingly and voluntarily entered into this Amendment and accepted the terms and conditions hereof. As all parties signatories hereto have contributed to the drafting of this Amendment, no part of this Amendment shall be construed against the drafter.

11.    BINDING NATURE; THIRD PARTIES. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and permitted assigns. No rights or claims are intended to be created hereunder for the benefit of any purported third-party beneficiary hereof.

12.    ENTIRE UNDERSTANDING. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Remainder of page intentionally blank]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

SUNLIGHT FINANCIAL LLC
By:    /s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer
SL FINANCIAL HOLDINGS INC.
By:    /s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer

[Signature Page to Omnibus Waiver and Amendment to Loan and Security Agreement and Loan Program Agreements]

CROSS RIVER BANK
By:    /s/ Gilles Gade
Name: Gilles Gade
Title: Chief Executive Officer, President
By:    /s/ Arlen Gelbard
Name: Arlen Gelbard
Title: Executive Vice President, General Counsel

[Signature Page to Omnibus Waiver and Amendment to Loan and Security Agreement and Loan Program Agreements]

ACKNOWLEDGED:
SUNLIGHT FINANCIAL HOLDINGS INC.
By:    /s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer
SL FINANCIAL INVESTOR I LLC
By:    /s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer
SL FINANCIAL INVESTOR II LLC
By:    /s/ Rodney Yoder
Name: Rodney Yoder
Title: Chief Financial Officer
[Signature Page to Omnibus Waiver and Amendment to Loan and Security Agreement and Loan Program Agreements]